AGENCY AGREEMENT

December 12, 2007

Uranium Energy Corp.
9801 Anderson Mill Road, Suite 230
Austin, Texas 78750
USA

Attention:	Amir Adnani, President & Chief Executive Officer

Dear Sirs:

Re:	Private Placement of Units

We, National Bank Financial Inc., RBC Dominion Securities Inc. and Canaccord Capital Corporation (the “Agents”), understand that Uranium Energy Corp. (the “Corporation”) proposes to undertake a private placement (the “Private Placement”) of units (the “Units”) at a price of US$3.75 per Unit to raise aggregate gross proceeds of up to US$8,000,000. Each Unit will consist of one share of common stock (a “Share”) and one common stock purchase warrant (a “Warrant”) of the Corporation, with each Warrant entitling the holder thereof to purchase one additional share of common stock (a “Warrant Share”) of the Corporation at an exercise price of US$4.25 per Warrant Share, subject to adjustment, for a period of one year from the Closing Date (as defined herein). The Units will be subject to a four month hold period from the Closing Date.

Subject to the terms and conditions set forth in this Agreement, the Corporation hereby appoints the Agents to act as the Corporation’s exclusive Agents and the Agents hereby accept the appointment and agree to act as Agents of the Corporation and to use their commercially reasonable efforts to find and introduce to the Corporation potential Purchasers (as defined herein) in the Qualifying Jurisdictions (as defined herein) to purchase, by way of private placement, the Units. The Agents are under no obligation to purchase any of the Units, although the Agents may subscribe for Units if they so desire.

We, the Agents, also understand that the Corporation intends to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers dated on or before the Closing Date in which the Corporation will covenant and agree to use reasonable best efforts to prepare and file a registration statement on Form S-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (“SEC”) to register the resale, from time to time, of the Shares, Warrants Shares and any Liquidated Damages Warrant Shares (as defined herein) under the United States Securities Act of 1933, as amended (the “1933 Act”), within 30 days following the Closing Date and use reasonable best efforts to cause the Registration Statement to be declared effective by the SEC on or before 5:00 p.m. (Vancouver time) on the first Business Day which is not less than four months after the Closing Date (the “Registration Deadline”).

In accordance with the Registration Rights Agreement, if the Registration Statement has not been declared effective by the SEC on or prior to the Registration Deadline, or if the effectiveness of the Registration Statement is not maintained by the Corporation as described in the Registration Rights Agreement, the Corporation will provide to the Purchasers, as liquidated damages and not as a penalty, such number of additional whole transferable common stock purchase warrants (the “Liquidated Damages Warrants”) equal to one one-hundredth (1/100th) of such an additional Liquidated Damages Warrant for each US$1.00 in aggregate subscription price funds paid by each Purchaser pursuant to the Subscription Agreements with respect to each and every 30 calendar day period (or partial period thereof) during which the Registration Statement is not effective after the Registration Deadline until the registration default is cured; provided, however, that the maximum number of shares of common stock of the Corporation issuable pursuant to the Private Placement (including the Warrant Shares and the shares of common stock issuable upon the exercise of the Liquidated Damages Warrants (the “Liquidated Damages Warrant Shares”)), shall not exceed 19.9% of the Corporation’s issued and outstanding share capital unless shareholder approval has been obtained, which the Corporation shall use reasonable best efforts to obtain if necessary.

Each Liquidated Damages Warrant will entitle the holder thereof to purchase one Liquidated Damages Warrant Share at an exercise price of US$4.25 per Liquidated Damages Warrant Share, subject to adjustment, and shall expire at 5:00 p.m. (Vancouver time) on the date that is two years from the date the Liquidated Damages Warrant is issued.

1.		Definitions

1.1		In this Agreement, including the recital and any schedules forming a part of this Agreement:

	(a)	“$” refers to Canadian dollars, unless otherwise provided;

	(b)	“1933 Act” means the United States Securities Act of 1933, as amended;

	(c)	“1934 Act” means the United States Securities Exchange Act of 1934, as amended;

	(d)	“Accredited Investor” means a Purchaser who qualifies as an “accredited investor” pursuant to National Instrument 45-106 – Prospectus and Registration Exemptions;

(e)

“Accredited Investor Certificate” means the Accredited Investor Certificate for purchasers resident in Canada attached as Schedule “B” to the Subscription Agreement, or the U.S. Accredited Investor Certificate for Purchasers resident in the United States attached as Schedule “C” to the Subscription Agreement, as the case may be;

	(f)	“Agents’ Expenses” has the meaning given to that term in section 10.2;

	(g)	“Agents’ Fee” has the meaning given to that term in section 10.1;

(h)	“Agreement” means this agreement and includes all Schedules and exhibits attached hereto, in each case as they may be amended or supplemented from time to time;

(i)

“Applicable Securities Laws” means, in respect of each and every offer or sale of Units, the applicable securities laws, regulations and rules, and the blanket rulings and policies and written interpretations of, and multilateral or national instruments of each of the Qualifying Jurisdictions or, as the context may require, any one or more of the Qualifying Jurisdictions and “Canadian Applicable Securities Laws” for greater certainty means the applicable securities laws, regulations and rules, and the blanket rulings and policies and written interpretations of, and multilateral or national instruments of the Qualifying Jurisdictions that are within Canada only;

(j)	“Closing” has the meaning given to that term in section 9.1;

(k)	“Closing Date” has the meaning given to that term in section 9.1;

(l)	“Directed Selling Efforts” means “directed selling efforts” as defined in Rule 902(c) of Regulation S;

(m)	“Distribution” has the meaning given to that term under Canadian Applicable Securities Laws;

(n)	“Exchanges” means the American Stock Exchange, the Frankfurt Stock Exchange and the Berlin Stock Exchange, and “Exchange” means any one of them;

(o)	“Exchange Conditions” has the meaning given to that term in section 3.5;

(p)	“Financial Statements” means the financial statements of the Corporation described in subsection 4.1(t);

(q)	“Indemnitor” has the meaning ascribed thereto in section 11.1;

(r)	“Issued Shares” has the meaning given to that term in subsection 4.1(e);

(s)	“Material Change” has the meaning given to that term under Canadian Applicable Securities Laws;

(t)	“Material Fact” has the meaning given to that term under Canadian Applicable Securities Laws;

(u)	“Net Proceeds” has the meaning given to that term in section 9.3;

(v)	“Option Plans” has the meaning ascribed thereto in subsection 13.1(b);

(w)	“Personnel” has the meaning ascribed thereto in section 11.1;

(x)	“Private Placement” means the offering and sale of the Units pursuant to the terms and conditions of this Agreement;

(y)	“Purchaser” means a person that subscribes for and purchases any of the Units under the Private Placement and “Purchasers” means more than one Purchaser;

(z)	“Qualifying Jurisdictions” means the all of the provinces of Canada, and such other jurisdictions (within and outside of Canada) which are agreed to by the Corporation and the Agents;

(aa)	“Registration Rights Agreement” has the meaning ascribed thereto in the recital hereof;

(bb)	“Registration Statement” has the meaning ascribed thereto in the recital hereof;

(cc)	“Regulation D” means Regulation D promulgated under the 1933 Act;

(dd)	“Regulation S” means Regulation S promulgated under the 1933 Act;

(ee)	“Regulatory Authorities” means the securities regulatory authorities in each of the Qualifying Jurisdictions;

(ff)	“SEC” has the meaning ascribed thereto in the recital hereof;

(gg)	“Securities” means the Units, the Shares, the Warrants and the Warrant Shares;

(hh)	“SEDAR” means the System for Electronic Document Analysis and Retrieval;

(ii)	“Share” means a share of common stock of the Corporation forming part of a Unit, and “Shares” means more than one Share;

(jj)

“Subscription Agreement” means the agreement between the Corporation and a Purchaser pursuant to which the Purchaser subscribes for Units and includes all Schedules thereto, in each case as they may be amended or supplemented from time to time;

(kk)	“Subscription Proceeds” means the aggregate gross subscription proceeds paid by the Purchasers for the Units;

(ll)	“Substantial U.S. Market Interest” means “substantial U.S. market interest” as defined in Regulation S;

(mm)	“Time of Closing” has the meaning given to that term in section 9.1;

(nn)

“Unit” means an equity unit of the Corporation to be offered for sale by the Agents under the terms and conditions of this Agreement, each Unit consisting of one Share and one Warrant, and “Units” means more than one Unit;

(oo)	“United States” has the meaning given to that term in Regulation S;

	(pp)	“U.S. Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D;

	(qq)	“U.S. Accredited Investor Certificate” means the U.S. Accredited Investor Certificate attached as Schedule “C” to the Subscription Agreement;

	(rr)	“U.S. Affiliates” means NBF Securities (USA) Corp., RBC Capital Markets Corp. and Canaccord Adams Inc. and “U.S. Affiliate” means either of them;

	(ss)	“U.S. Offeree” means any person who is a U.S. Person or is in the United States to whom the Units are offered, irrespective of whether that person subscribes for and purchases the Securities;

	(tt)	“U.S. Person” means a “U.S. person” as defined in Rule 902 of Regulation S;

(uu)

“U.S. Purchaser” means (a) any person purchasing the Units in the United States, (b) any person purchasing Units for the account of or on behalf of a U.S. Person or any person in the United States, (c) any person that receives or received an offer of the Units while in the United States, (d) any person that is in the United States at the time the Purchaser’s buy order is originated or the Subscription Agreement is executed or delivered, and (e) any other person that furnishes a U.S. Accredited Investor Certificate in connection with its purchase of Units;

	(vv)	“Warrant” means a transferable common stock purchase warrant which constitutes part of a Unit, having the attributes described in the recital hereto, and “Warrants” means more than one Warrant; and

	(ww)	“Warrant Share” means a share of common stock of the Corporation to be issued upon the exercise of a Warrant, and “Warrant Shares” means more than one Warrant Share.

2.		Appointment of Agents

2.1

The Corporation appoints the Agents as its exclusive agents and the Agents accept the appointment and agree to act as agents of the Corporation to use their commercially reasonable efforts to find and introduce to the Corporation potential Purchasers in the Qualifying Jurisdictions to purchase, by way of private placement pursuant to the Subscription Agreements, Units at a price of US$3.75 per Unit for gross proceeds of up to US$8,000,000.

3.		Offering Terms

3.1		The Units will be offered for sale by the Agents to Purchasers resident in the Qualifying Jurisdictions.

3.2

The sale of the Units to Purchasers is to be effected by the Agents or the U.S. Affiliates (as applicable) in a manner exempt from any prospectus or offering memorandum filing or delivery requirements of the Applicable Securities Laws and without the necessity of obtaining any order or ruling of the Regulatory Authorities and for offers and sales of Units in the United States, in accordance with the requirements of an exemption from registration under United States federal and state securities laws. The Agents will notify the Corporation with respect to the identity and jurisdiction of residence of each Purchaser as soon as practicable and with a view to affording sufficient time to allow the Corporation to secure compliance with all Applicable Securities Laws in connection with the sale of the Units to the Purchasers.

3.3

The Agents will obtain from each Purchaser a properly completed and duly executed Subscription Agreement, a properly completed and duly executed Accredited Investor Certificate or U.S. Accredited Investor Certificate (as applicable), together with any additional documentation as may be requested by the Exchanges or by any Regulatory Authority pursuant to the Applicable Securities Laws.

3.4

If, in the opinion of the Agents, it is necessary, the Agents will form, manage and participate in a group of sub-agents to offer and sell the Units as provided for hereunder. Each sub-agent shall be appropriately registered under the Applicable Securities Laws so as to permit it to lawfully offer and sell the Units in such jurisdictions in which it offers and sells the Units. In the event that a selling group is formed, the Agents will:

	(a)	manage the selling group as and to the extent customary in the securities industry in Canada; and

	(b)	require each member of the selling group to offer and sell the Units on the terms set forth in this Agreement.

3.5

The Corporation covenants to use its best efforts to satisfy as expeditiously as possible, each of the conditions of the Exchanges (the “Exchange Conditions”) required to be satisfied prior to the Exchanges’ acceptance of the Corporation’s notice of the Private Placement.

3.6

The terms, conditions attributes and characteristics of the Warrants will be substantially as described in this Agreement subject to the changes, if any, to which the Corporation and the Agents may agree; provided that, with respect to the Warrants, changes of a material nature are subject to the prior written consent of the Purchasers, such consent not to be unreasonably withheld.

3.7	The Private Placement has not been and will not be advertised in any way.

3.8

No selling or promotional expenses will be paid or incurred in connection with the Private Placement, except for professional services or for services performed by a registered dealer, as provided for herein.

3.9	The Agents acknowledge that the Securities have not been registered under the 1933 Act or the applicable securities laws of any state of the United States and may not be offered or sold except outside the United States to non-U.S. Persons in accordance with Regulation S or, for offers in the United States or to U.S. Persons, by the Agents through the U.S. Affiliates, for sale by the Corporation, pursuant to Rule 506 of Regulation D in the manner described in paragraph (b) below (the “U.S. Private Placement”). Accordingly, the Agents represent, warrant and covenant to the Corporation, without limiting the generality of section 3.2 of this Agreement, as of the date of this Agreement and as of the Time of Closing and the Closing Date, (which representations, warranties and covenants shall survive the completion of the transactions contemplated under this Agreement), that:

(a)

except for offers and sales of Units that comply with paragraph (b) below, it has offered and sold, and will offer and sell, the Units only outside the United States to non-U.S. Persons in accordance with Rule 903 of Regulation S and accordingly, neither the Agents, the U.S. Affiliates, nor any persons acting on their behalf, has made or will make in connection therewith:

	(i)	any offer to sell, or any solicitation of an offer to buy, any Units to any U.S. Offeree;

(ii)

any sale of Units to any Purchaser unless, at the time the buy order was or will have been originated, the Purchaser was outside the United States, or the Agents, the U.S. Affiliates or any persons acting on their behalf, reasonably believed that such Purchaser was outside the United States; or

	(iii)	any Directed Selling Efforts in the United States with respect to any of the Securities.

(b)	it will only offer and sell Units to U.S. Offerees in the following manner:

(i)

the Agents have offered and sold, and will offer and sell the Units only through the U.S. Affiliates, which were and are on the dates of such offers and sales duly registered brokers or dealers pursuant to section 15(b) of the 1934 Act and under the securities laws of each state in which such offers and sales were or are made (unless exempted from the respective state’s broker-dealer registration requirements) and were and are a member in good standing with the National Association of Securities Dealers, Inc.;

(ii)

immediately prior to soliciting U.S. Offerees and making sales of the Units, each of the Agents, the U.S. Affiliates, their affiliates and any person acting on their behalf has or will have reasonable grounds to believe and did or will believe that each U.S. Offeree and each U.S. Purchaser, as applicable, was and is a U.S. Accredited Investor;

	(iii)	no form of general solicitation or general advertising (as those terms are used in Regulation D) or any manner involving a public offering within the meaning of section 4(2) of the 1933 Act has been or will be used by the Agents, the U.S. Affiliates, their affiliates or anyone acting on their behalf or its affiliates, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Units to U.S. Offerees;

(iv)

any offer, sale or solicitation of an offer to buy Units that has been made or will be made to U.S. Offerees, was or will be made only to U.S. Accredited Investors by the Agents through their respective U.S. Affiliates, and in transactions that are exempt from registration pursuant to Rule 506 of Regulation D under the 1933 Act and under any applicable state securities laws and in accordance with any applicable U.S. federal and state laws and regulations governing the registration and conduct of securities brokers and dealers;

(v)

all U.S. Offerees and U.S. Purchasers shall be informed that the Securities have not been registered under the 1933 Act or applicable securities laws of any state and the Securities are being offered and sold to such persons in reliance on an exemption from the registration requirements of the 1933 Act and any state securities laws;

(vi)

as a condition of the purchase of the Units, each U.S. Purchaser will be required to execute and deliver to the Agents a Subscription Agreement, including the U.S. Accredited Investor Certificate, among other terms and conditions;

(vii)	at least 24 hours in advance of the Closing, the Agents will deliver to the Corporation a list of the U.S. Purchasers, together with the materials described in the foregoing paragraph;

(viii)

neither the Agents, their affiliates nor any person acting on their behalf (other than the Corporation, its affiliates and any person acting on their behalf, as to which no representation is made) has taken or will take, directly or indirectly, any action in violation of Regulation M under the 1934 Act in connection with the offer and sale of the Securities;

(ix)

it has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities, except with their affiliates, any selling group members, or with the prior written consent of the Corporation. It shall require each selling group member to agree in writing, to comply with, and shall use their best efforts to ensure that each selling group member complies with, the same provisions of this section 3.9(b) as apply to the Agents as if such provisions applied to such selling group member;

(x)

all offers of the Units in the United States or to U.S. Offerees have been and will be made through the U.S. Affiliates and all sales of the Units in the United States or to U.S. Purchasers will be made by the Corporation to Accredited Investors designated by the U.S. Affiliates or by the Agents through the U.S. Affiliates;

(xi)

the Agents shall give the Corporation reasonable notice of the U.S. jurisdictions in which it proposes to offer and sell the Units, so as to assist the Corporation in satisfying its obligations under this Agreement and to permit the Corporation to timely submit any and all filings required of the 1933 Act and applicable state securities laws; and

(xii)

the representations and warranties and covenants of the Agents contained in this section 3.9(b) shall be true and correct as of the Closing, with the same force and effect as if then made by the Agents.

	(c)	at the Closing, the Agents and the U.S. Affiliates will execute and deliver to the Corporation, and will make the representations and warranties set out in Exhibit “1” – Agents’ Certificate.

4.		Representations and Warranties of the Corporation

4.1

The Corporation represents and warrants to the Agents (on their own behalf and on behalf of the Purchasers), and acknowledges that the Agents are relying upon such representations and warranties in entering into this Agreement, that:

	(a)	the Corporation has no subsidiaries;

	(b)	the Corporation is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated;

	(c)	the Corporation is a reporting issuer in the Province of British Columbia, and on the Closing Date will have been a reporting issuer in such jurisdiction for at least four months;

	(d)	the Corporation is not in default of any of the requirements of the Canadian Applicable Securities Laws;

(e)

the authorized capital of the Corporation consists of an unlimited number of shares of common stock of which 37,735,988 shares were issued and outstanding as of the close of business on December 3, 2007 as fully paid and non-assessable shares (the “Issued Shares”);

	(f)	the shares of common stock of the Corporation are listed and posted for trading on the Exchanges and the Corporation is not in default of any of the listing requirements of the Exchanges;

(g)

except for the Issued Shares, the Shares and the Warrants comprising the Units, the Warrant Share, and any options, warrants, agreements and convertible notes disclosed in Schedule “A” to this Agreement, there are no, nor will there be immediately prior to the Time of Closing, documents, instruments or other writings of any kind whatsoever which constitute a “security” (as that term is defined under Canadian Applicable Securities Laws) of the Corporation;

(h)	at the Time of Closing, the Shares will be validly authorized and issued as fully paid and non-assessable shares of common stock of the Corporation;

(i)

subject to due exercise of the instruments (including payment in full of the applicable subscription price), if any, pursuant to which they are issued, upon their issuance, the Warrant Shares and the Liquidated Damages Warrant Shares will be validly issued and outstanding as fully paid and non-assessable shares of common stock of the Corporation;

(j)	upon their issuance, the Warrants and the Liquidated Damages Warrants will be validly created, issued and outstanding, registered in the names of the holders thereof;

(k)

all of the transactions of the Corporation have been properly recorded or filed in or with the books or records of the Corporation and the minute books of the Corporation contain all records of the meetings and proceedings of the Corporation’s directors and shareholders since its incorporation;

(l)	the Corporation has conducted and is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it carries on business;

(m)

other than as disclosed in the Corporation’s SEC filings, the Corporation holds all licences and permits that are required for carrying on its business in the manner in which such business has been carried on and each of the foregoing is in full force and effect;

(n)

the Corporation has the corporate power and capacity to own the assets owned by it and to carry on the business carried on by it and is duly qualified to carry on business in all jurisdictions in which it carries on business;

(o)	other than as disclosed in the Corporation’s SEC filings, the Corporation has good and marketable title to its assets free and clear of all liens, charges and encumbrances of any kind whatsoever;

(p)

other than as disclosed in the Corporation’s SEC filings, the Corporation holds either directly or indirectly freehold title, mining leases, mining claims or other conventional property, proprietary or contractual interests or rights including interests and rights under option and/or joint venture agreements, recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located in properties in which it has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit it to explore the minerals relating thereto, all such property, leases or claims and all property, leases or claims in which it has any interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, it has all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which it has an interest granting it the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of it, with only such exceptions as do not interfere with the use made by it of the rights or interests so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Corporation;

(q)

the Corporation is current with all filings required to be made in all jurisdictions in which it exists or carries on any business, and it is not in default of any filings required to be made under Applicable Securities Laws;

(r)

all prospectuses, management discussion and analysis, technical reports, press releases, material change reports, shareholder communications and other disclosure documents of the Corporation, including all publicly filed financial statements, contain no untrue statement of a Material Fact as at the date thereof nor do they omit to state a Material Fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made and were prepared in accordance with and complied with Applicable Securities Laws;

(s)

there is not presently, and will not be until the Closing Date, any Material Change relating to the Corporation or change in any Material Fact relating to the Corporation, which has not been or will not be fully disclosed in accordance with the requirements of the Applicable Securities Laws;

(t)

the audited consolidated financial statements of the Corporation for its fiscal year ended July 31, 2007 and the consolidated interim financial statements of the Corporation for the period ended March 31, 2007 (collectively, the “Financial Statements”) are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of the Corporation for the period then ended and the Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis;

(u)

there are no material liabilities of the Corporation, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Corporation’s Financial Statements except those incurred in the ordinary course of business of the Corporation since July 31, 2007 which are recorded in the books and records of the Corporation;

(v)

since July 31, 2007, there has not been any adverse Material Change of any kind whatsoever in the financial position or condition of the Corporation, or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or assets of the Corporation, or the right or capacity of the Corporation to carry on its business, except as disclosed in the publicly filed documents available through SEDAR;

(w)

the contracts and agreements set out in Schedule “B” hereto constitute all of the material contracts and agreements of the Corporation and all such contracts and agreements are in good standing and are not in default in any material respect;

(x)

all tax returns and tax-related reports of the Corporation required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of the Corporation have been paid or accrued in the Financial Statements;

(y)

the Corporation has established on its books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Corporation except for taxes not yet due, and there are no audits of any of the tax returns of the Corporation pending, and there are no claims which have been or may be asserted relating to any such tax returns of the Corporation;

(z)

other than as disclosed in the Corporation’s SEC filings, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, or pending or threatened against or affecting the Corporation or its directors, officers or promoters at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever which would result in an adverse Material Change in the financial position, business or prospects of the Corporation and there is no basis therefor;

(aa)

neither of the Corporation nor any of its directors, officers and promoters is in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever which breach could have a material adverse effect on the financial position, business or prospects of the Corporation;

(bb)

no order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of such securities has been issued to and is outstanding against the Corporation or its directors, officers or promoters or against any other companies that have common directors, officers or promoters of the Corporation and no investigations or proceedings for such purposes are pending or threatened;

(cc)

the Corporation has all requisite power and capacity and good and sufficient right and authority to enter into, deliver and carry out its obligations under this Agreement, the Subscription Agreements and the Registration Rights Agreement

and to complete the transactions contemplated under this Agreement and the Registration Rights Agreement on the terms and conditions set forth herein;

(dd)

this Agreement has been authorized, executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with the terms hereof and, upon being executed and delivered, each of the Subscription Agreements, the Registration Rights Agreement and the certificates representing the Warrants and the Liquidated Damages Warrants will constitute a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with the terms thereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally or as limited by laws relating to the availability of equitable remedies;

(ee)

the execution and delivery of this Agreement, the Subscription Agreements and the Registration Rights Agreement, the performance of the Corporation’s obligations under this Agreement, the Subscription Agreements and the Registration Rights Agreement, and the completion of the transactions contemplated under this Agreement, the Subscription Agreements and the Registration Rights Agreement, will not conflict with, or result in the material breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of the Corporation or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Corporation is a party or by which it or any of its properties or assets are bound, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority or administrative body of any kind whatsoever applicable to the Corporation or any of its properties or assets;

(ff)

other than as disclosed in the Corporation’s SEC filings, no action has been taken by any persons which would in any way limit, restrict or cause interference with any mineral exploration and development work which the Corporation currently proposes to carry out on the Corporation’s mineral properties;

(gg)

other than as disclosed in the Corporation’s SEC filings and except to the extent that any violation or other matter referred to in this subsection does not have a material adverse effect on the financial position, business or prospects of the Corporation:

(i)

the Corporation is not in violation of, and has operated its business at all times in compliance with, any applicable federal, state, provincial, municipal or local laws, regulations, orders, government decrees or ordinances with respect to environmental, health or safety matters (collectively, “Environmental Laws”);

(ii) no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of the Corporation;

(iii)

the Corporation has not failed to report to the proper federal, state, provincial, municipal or other political subdivision, government, department, commission, board, bureau, agency or instrumentality (domestic or foreign) the occurrence of any event which is required to be so reported by any Environmental Law; and

(iv)

the Corporation holds all licences, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licences, permits and approvals are in full force and effect, and except for notifications and conditions of general application to assets of the type owned by the Corporation, the Corporation has not received any notification pursuant to any Environmental Laws that any work, repairs, construction or capital expenditures are required to be made by them as a condition of continued compliance with any Environmental Laws, or any licence, permit or approval issued pursuant thereto, or that any licence, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated;

	(hh)	to the knowledge of the Corporation, no insider (as defined in Canadian Applicable Securities Laws) has a present intention as at the date hereof to sell any securities of the Corporation;

(ii)

neither the Corporation nor any of its shareholders is a party to any unanimous shareholder agreement, pooling agreement, voting trust or other similar type of arrangements in respect of outstanding securities of the Corporation; and

(jj)

the Corporation has or, on or before the Time of Closing, will enter into the Registration Rights Agreement among the Corporation and the Purchasers in a form acceptable to the Agents, acting reasonably;

4.2		The Corporation further represents, warrants, covenants and agrees that:

	(a)	the Corporation is a registrant under the 1934 Act and is required to file reports under section 13(a) or section 15(d) of the 1934 Act;

	(b)	it is not registered or required to register as an “investment company” pursuant to the United States Investment Company Act of 1940;

(c)

the Corporation has not sold, offered for sale or solicited any offer to buy and will not sell, offer for sale or solicit any offer to buy any of its securities in the United States in a manner that would cause the exemption from registration set forth in Rule 506 of Regulation D to become unavailable with respect to the offer and sale of the Units pursuant to paragraph 3.10(b) or for exercises of the Warrants comprised therein;

(d)

neither the Corporation nor any of the predecessors or affiliates thereof has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D concerning the filing of a notice of sales on Form D;

(e)

except with respect to offers and sales in the U.S. Private Placement in the manner described in section 3.10(b) of this Agreement, neither the Corporation nor any of its affiliates, nor any person acting on its or their behalf (other than the Agents, their affiliates or any person acting on their behalf, in respect of which no representation is made), has made or will make: (i) any offer to sell, or any solicitation of an offer to buy, any Securities to a U.S. Person or a person in the United States; or (ii) any sale of the Securities unless, at the time the buy order was or will have been originated, the Purchaser is not a U.S. Person and is (A) outside the United States or (B) the Corporation, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States;

(f)

neither the Corporation nor any of its affiliates, nor any person acting on their behalf (except the Agents, their affiliates and any person acting on their behalf, in respect of which no representation is made) has taken or will take any action that would cause the safe harbour from registration available under Rule 903 of Regulation S or the exemption from registration available under Rule 506 of Regulation D to be unavailable for offers and sales of the Securities pursuant to this Agreement or for exercises of the Warrants or Liquidated Damages Warrants;

(g)

none of the Corporation, its affiliates or any person acting on its or their behalf (except the Agents, their affiliates and any person acting on their behalf, in respect of which no representation is made) have engaged or will engage in any form of Directed Selling Efforts with respect to offers or sales of the Securities, or have taken or will take any action in violation of Regulation M under the 1934 Act, or have engaged in or will engage in any general solicitation or advertising with respect to offers or sales of the Securities in the United States, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising or in a manner involving a public offering within the meaning of section 4(2) of the 1933 Act;

(h)

the Corporation will execute or procure the execution of all documents in a timely manner and will use its commercially reasonable efforts to take or cause to be taken all such steps as may be reasonably necessary or desirable to establish, to the reasonable satisfaction of counsel for the Agents, any and all legal requirements to enable the Agents to offer the Units for sale in the United States under Rule 506 of Regulation D in accordance with this Agreement; and

(i)

the Corporation will, within fifteen (15) days after the first sale of Units in the United States, prepare and file with the SEC a notice on Form D with respect to any of the Units which require such filings in accordance with Regulation D and will file all amendments required to be filed as a result of subsequent sales of Units in the United States. The Corporation shall also prepare and file within prescribed time periods any notices required to be filed with state securities authorities under applicable blue sky laws in connection with any Units sold pursuant to Rule 506 of Regulation D.

4.3

The Agents shall have the benefit of the representations and warranties of the Corporation made by the Corporation in the Subscription Agreement, as if such representations and warranties were contained herein.

4.4

The representations and warranties of the Corporation contained in this section 4 shall be true at the Time of Closing and the Closing Date as though they were made at the Time of Closing and the Closing Date and they shall survive the completion of the transactions contemplated under this Agreement.

5.	Representations and Warranties of the Agents

5.1	Each of the Agents represent and warrant to the Corporation, and acknowledge that the Corporation is relying upon such representations and warranties in entering into this Agreement, that:

	(a)	the Agent is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated;

(b)

the Agent has not entered, and will not enter, into any contractual arrangement with respect to the Private Placement without the prior written consent of the Corporation, except for this Agreement and any agreement with its affiliates;

	(c)	the Agent holds all licences and permits that are required for carrying on its business in the manner in which such business has been carried on;

(d)

the Agent has all requisite power and authority and good and sufficient right and authority to enter into, deliver and carry out their obligations under this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein; and

(e)

the Agent and its U.S. Affiliate are appropriately registered under the Applicable Securities Laws and/or the laws of the United States, as appropriate, so as to permit them to lawfully fulfill their obligations hereunder including the sale of the Securities.

5.2

The representations and warranties of each of the Agents contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall survive the completion of the transactions contemplated under this Agreement.

6.	Covenants of the Corporation

6.1	The Corporation covenants with the Agents (on their own behalf and on behalf of the Purchasers) that it will:

(a)

as applicable, file with the Exchanges as soon as possible all required documents and filing fees, and do all things required by the rules and policies of the Exchanges in order to obtain the approval of the Exchanges with respect to the Private Placement;

(b)

take all steps as may be reasonably necessary to enable the Securities to be sold on a private placement basis in the Qualifying Jurisdictions by way of exemptions from the prospectus filing requirements of Applicable Securities Laws and otherwise fulfill all legal requirements required to be fulfilled by the Corporation (including, without limitation, compliance with all Applicable Securities Laws) in connection with the Private Placement;

(c)

use its reasonable best efforts to maintain its status as a “reporting issuer” not in default in British Columbia and to remain a U.S. registrant that files periodic reports with the SEC under section 13(a) of the 1934 Act for a period of two years from the Closing Date;

	(d)	use its reasonable best efforts to maintain its listing of its shares of common stock on the American Stock Exchange for a period of two years from the Closing Date;

	(e)	use the Subscription Proceeds raised from the issuance of the Units (less an amount equal to the aggregate amount of the Agents’ Expenses and the Agents’ Fee) as set forth in Schedule “C”;

	(f)	deliver to the Agents and to their legal counsel:

(i)

a copy of all letters, submissions and other materials with respect to the Private Placement filed with the Regulatory Authorities, or any one of them, at the same time that the materials are filed with the Regulatory Authorities;

(ii) at the Time of Closing, comfort letters, in form and content acceptable to the Agents, acting reasonably, with respect to the status of the Corporation’s interest in its Goliad and Cebolleta Projects;

(iii)

at the Time of Closing, such favourable legal opinions of legal counsel to the Corporation, addressed to the Agents, their legal counsel and the Purchasers and dated as of the Closing Date, in form and content acceptable to the Agents, acting reasonably, with respect to all matters which the Agents may reasonably request including, without limitation:

	(1)	the due incorporation and valid subsistence of the Corporation;

	(2)	the qualification of the Corporation to carry on business under the laws of each jurisdiction in which it carries on business;

	(3)	the authorized and issued capital of the Corporation;

	(4)	the due creation, authorization and issuance of the Securities;

(5)

the due authorization, execution, binding effect and enforceability of this Agreement, the Subscription Agreements an the Registration Rights Agreement, subject to bankruptcy laws, the availability of all equitable remedies and other customary exceptions;

(6)

that no prospectus is required and, except as have been obtained or completed, no approval or consent of or filing with any Regulatory Authority in Canada or the Exchanges is required in order to permit the issuance and sale by the Corporation of the Shares and Warrants comprising the Units, except for filings required under the Canadian Applicable Securities Laws or as may be required by the Exchanges;

(7)

that no prospectus is required and, except as have been obtained or completed, no approval or consent of or filing with any Regulatory Authority in Canada or the Exchanges is required in order to permit the issuance of the Warrant Shares, the Liquidated Damages Warrants or the Liquidated Damages Warrant Shares, provided the conditions set out in the opinion are satisfied; and

(8)

the hold periods and resale restrictions applicable to the Shares, the Warrants, the Warrant Shares, the Liquidated Damages Warrants and the Liquidated Damages Warrant Shares under the Canadian Applicable Securities Laws;

(iv)

if the Units are offered or sold in the United States or to a U.S. Offeree, the Agents shall have received, at the Time of Closing, a favourable legal opinion from the Corporation’s United States counsel, dated the Closing Date and addressed to the Agents and its Canadian legal counsel, in form and substance satisfactory to the Agents and such counsel, acting reasonably, with respect to the availability of an exemption from the registration requirements under the securities laws of the United States in connection with sale in the United States of the Units by the Corporation in the U.S. Private Placement and the issuance of the Warrant Shares upon exercise of the Warrants;

(v)

at the Time of Closing, such certificates of officers of the Corporation and other materials as the Agents may reasonably require, addressed to the Agents and to such parties as the Agents may direct and as of the Closing Date or such other date as the Agents may reasonably require; and

(vi)

at the Time of Closing, such other materials as the Agents may reasonably require, addressed to the Agents and to such parties as the Agents may direct and as of the Closing Date or such other date as the Agents may reasonably require;

(g)

within the required time, file with the applicable Regulatory Authorities and Exchanges any reports, in the required form, required to be filed under Applicable Securities Laws and the policies of the Exchanges in connection with the Private Placement, together with any applicable filing fees and other materials;

(h)

take all steps reasonably necessary to ensure that it has a sufficient number of shares of common stock of the Corporation available for issuance to satisfy its obligations under the Warrants and prior to Closing shall have reserved for issuance the Warrant Shares;

(i)

from and including the date of this Agreement through to and including the Time of Closing, do all such acts and things necessary, and within its ability to do, to ensure that all of the representations and warranties of the Corporation contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain true and correct;

	(j)	fulfill its obligations with respect to the Securities described in the Subscription Agreement;

(k)

from and including the date of this Agreement through to and including the Time of Closing, not do any such act or thing that would render any representation or warranty of the Corporation contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect; and

	(l)	maintain proper and complete books, records and accounts in accordance with United States generally accepted accounting principals showing true and accurate records of the Corporation.

6.2		The Agents shall have the benefit of the covenants of the Corporation in the Subscription Agreements as if such covenants were contained herein.

7.		Covenants of the Agents

7.1		Each of the Agents covenants with the Corporation that:

(a)

all solicitation, offering and other selling efforts carried out by the Agent in connection with the Distribution of the Units will be made, and all purchases of the Units will be made, in compliance with Applicable Securities Laws and in a manner such that no prospectus, offering memorandum or other disclosure document need be prepared and filed or delivered by the Corporation in connection with the Distribution of the Units such that the Corporation is not made subject to a new continuous disclosure reporting requirement;

(b)

no delivery has been or will be made by it to any prospective purchaser or Purchaser of any document which, individually or together with any other document, would constitute an offering memorandum under Applicable Securities Laws; and

	(c)	the Agent, including its U.S. Affiliate, will only offer and sell the Units to purchasers whom they have reasonable belief to be Accredited Investors or U.S. Accredited Investors.

8.		Conditions Precedent

8.1		The obligations of the Agents to complete the transactions contemplated in this Agreement and to deliver executed Subscription Agreements and the Subscription Proceeds is subject to the following conditions for the benefit of the Agents which must be fulfilled at or prior to the Time of Closing, unless waived in writing by the Agents:

(a)

all actions required to be taken by or on behalf of the Corporation, including, without limitation, the passing of all requisite resolutions of directors of the Corporation, will have been taken so as to validly create, issue, offer, sell and deliver the Shares and the Warrants comprising the Units to the Purchasers;

	(b)	the Corporation will have entered into the Registration Rights Agreement among the Corporation and the Purchasers in a form acceptable to the Agents, acting reasonably;

(c)

the Corporation will have made all necessary filings with and obtained all necessary approvals, consents and acceptances of the applicable Regulatory Authorities, subject, in the case of the Exchanges, to the satisfaction of the Exchange Conditions within the time required (subject to any extensions permitted by the Exchanges and agreed to by the Agents, in writing), in order to list the Shares on the Exchanges and to permit the Corporation to create, sell, issue and deliver the Shares and the Warrants comprising the Units to the Purchasers pursuant to prospectus exemptions under Applicable Securities Laws;

	(d)	the Corporation will be, and will have been for at least the four months immediately preceding the Time of Closing, a reporting issuer in one of the jurisdictions of Canada;

	(e)	the Corporation will have filed a NI 43-101 compliant technical report on each of its material properties, if any, as required by Canadian Applicable Securities Laws that have not already been filed;

	(f)	the Private Placement will have been approved by the Exchanges, subject to satisfaction of the Exchange Conditions within the time required;

	(g)	the Corporation will have delivered the required legal opinions, officers’ certificates and other closing materials provided for in this Agreement;

(h)

no order ceasing or suspending trading in any securities of the Corporation, or ceasing or suspending trading by the directors, officers or promoters of the Corporation, or any one of them, or prohibiting the offer, sale, issuance or delivery of the Shares and Warrants comprising the Units, will have been issued and no proceedings for such purpose will be pending or threatened;

	(i)	the Corporation will have complied with all of its covenants and agreements contained in this Agreement; and

(j)

the representations and warranties of the Corporation contained in this Agreement will be true and correct as of the Time of Closing as if such representations and warranties had been made as of the Time of Closing.

9.		Closing

9.1

The closing of the transactions contemplated under this Agreement (the “Closing”) will be completed at the offices of Lang Michener LLP, at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, at 5:00 a.m. (Vancouver time) on December 12, 2007 or at such other time and date as the Corporation and the Agents may agree (being the “Time of Closing” and the “Closing Date”, respectively).

9.2

Unless otherwise agreed to by the Agents and the Corporation, not less than 48 hours prior to Closing, the Agents will deliver, or cause to be delivered, to the Corporation Subscription Agreements executed by the Purchasers including the registration particulars of the certificates representing the Shares and the Warrants comprising the Units purchased by such Purchasers.

9.3

At the Closing, the Agents (on their behalf and on behalf of the Purchasers) will deliver, or cause to be delivered to the Corporation, one or more cheques or bank drafts made payable on the Closing Date to the Corporation in an amount (the “Net Proceeds”) equal to the Subscription Proceeds, less an amount equal to the Agents’ Fee and the Agents’ Expenses.

9.4		At the Closing, upon payment of the Net Proceeds of the Private Placement to the Corporation, the Corporation will deliver or cause to be delivered to the Agents, the following:

	(a)	a direction authorizing the Agents to retain from the Subscription Proceeds an amount equal to the portion of the Agents’ Fee payable in cash and the Agents’ Expenses;

	(b)	definitive certificates representing the Shares and the Warrants comprising the Units sold, as directed by the Agents; and

	(c)	the requisite legal opinions, officers’ certificates, receipts and other closing materials provided for in this Agreement.

9.5

The Corporation will, if required by Applicable Securities Laws, endorse each of the certificates for the Shares, the Warrants and the Warrant Shares with legends describing the applicable hold period and resale restrictions.

10.		Agents’ Fee and Expenses

10.1

In consideration of the services to be rendered by the Agents to the Corporation hereunder, the Corporation agrees to pay to the Agents, at the time and in the manner specified herein, a cash fee (the “Agents’ Fee”) equal to 6.0% of the Subscription Proceeds realized from the sale of the Units by the Agents up to US$6,750,000.

10.2

The Corporation will pay all expenses and fees of the Agents in connection with the Private Placement, including, without limitation, all reasonable out-of-pocket expenses of the Agents and the fees and distributions of the Agents’ legal counsel (collectively, the “Agents’ Expenses”). The Agents’ Expenses will be paid by the Corporation immediately upon receiving an invoice therefore from the Agents and will be payable whether or not the Private Placement is completed or this Agreement is terminated.

10.3		At the option of the Agents, the Agents’ Fee and the Agents’ Expenses may be deducted from the Subscription Proceeds otherwise payable to the Corporation on the closing of the Private Placement.

11.		Indemnity

11.1

The Corporation (referred to in this section as the “Indemnitor”) hereby agrees to indemnify and hold the Agents and its subsidiaries and affiliates, and each of their respective directors, officers, employees, agents and advisors (hereinafter referred to as the “Personnel”) harmless from and against any and all expenses, losses (other than loss of profits), fees, claims, actions (including shareholder actions, derivative actions or otherwise), damages, obligations, or liabilities, whether joint or several, and the reasonable fees and expenses of their counsel, that may be incurred in advising with respect to and/or defending any actual or threatened claims, actions, suits, investigations or proceedings to which the Agents and/or their Personnel may become subject or otherwise involved in any capacity under any statute or common law, or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Agents and their Personnel hereunder (including the aggregate amount paid in reasonable settlement of any such actions, suits, investigations, proceedings or claims that may be made against the Agents and/or their Personnel, provided that the Indemnitor has agreed to such settlement), provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

	(a)	the Agents and/or their Personnel have been grossly negligent or have committed wilful misconduct or any fraudulent act in the course of such performance; and

	(b)	the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the gross negligence, wilful misconduct or fraud referred to in (a).

Without limiting the generality of the foregoing, this indemnity shall apply to all expenses (including legal expenses), losses, claims and liabilities that the Agents may incur as a result of any action or litigation that may be threatened or brought against the Agents and/or their Personnel.

11.2

If for any reason (other than the occurrence of any of the events itemized in (a) and (b) above), the foregoing indemnification is unavailable to the Agents or any Personnel or is insufficient to hold the Agents or any Personnel harmless as a result of such expense, loss, claim, damage or liability then the Indemnitor, the Agents and such Personnel will contribute to such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Agents or any Personnel on the other hand but also the relative fault of the Indemnitor and the Agents or any Personnel, as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Agents or any Personnel as a result of such expense, loss, claim, damage or liability that is in excess of the amount of the fees received by the Agents hereunder.

11.3

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor, the Agents and/or any of their Personnel by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or any such entity shall investigate the Indemnitor, the Agents and/or any Personnel of the Agents shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor, the Agents shall have the right to employ their own counsel in connection therewith provided that the Agents act reasonably in selecting such counsel, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agents for time spent by their Personnel in connection therewith) and out-of-pocket expenses incurred by their Personnel in connection therewith shall be paid by the Indemnitor as they occur.

11.4

Promptly after receipt of notice of the commencement of any legal proceeding against the Agents or any of their Personnel or after receipt of notice of the commencement or any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Agents will notify the Indemnitor in writing of the commencement thereof, and throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed. However, the failure by the Agents to notify the Indemnitor will not relieve the Indemnitor of its obligations to indemnify the Agents and/or any such Personnel. The Indemnitor shall on behalf of itself and the Agents, and/or any such Personnel, as applicable, be entitled (but not required) to assume the defence of any suit brought to enforce such legal proceeding; provided, however, that the defence shall be conducted through legal counsel acceptable to the Agents and/or any such Personnel, as applicable, acting reasonably, that no settlement of any such legal proceeding may be made by the Indemnitor without the prior written consent of the Agents and/or any such Personnel, as applicable, and none of the Agents and/or any such Personnel, as applicable, shall be liable for any settlement of any such legal proceeding unless it has consented in writing to such settlement, such consent not to be unreasonably withheld. The Agents and their Personnel shall have the right to appoint their own separate counsel at the Indemnitor’s cost provided the Agents and their Personnel act reasonably in selecting such counsel.

11.5

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability, which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agents and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Agents, and any of the Personnel of the Agents. The foregoing provisions shall survive the completion of professional service rendered under this Agreement.

12.	Termination of Agents’ Obligations

12.1

The Agents may terminate their obligations under this Agreement and the obligations of the Purchasers under the Subscription Agreements by notice in writing to the Corporation at any time prior to the Time of Closing if:

	(a)	an adverse Material Change in the affairs of the Corporation occurs or is announced by the Corporation;

(b)

there should develop, occur, or come into effect any catastrophe of national or international consequence or accident, governmental law, or regulation or other occurrence of any nature which, in the opinion of the Agents, seriously affects or will seriously affect the financial markets or the business of the Corporation or the ability of the Agents to perform their obligations under this Agreement, or a Purchaser’s decision to purchase the Units, even if the Purchaser has already executed a Subscription Agreement for all or a portion of the Private Placement;

(c)

following a consideration of the history, business, products, property or affairs of the Corporation or its principals and promoters, or the state of the financial markets in general, or the state of the market for the Corporation’s securities in particular, the Agents determine in their sole discretion, acting reasonably, that it is not in the interest of the Purchasers to complete the purchase and sale of the Units;

	(d)	the Units cannot, in the opinion of the Agents acting reasonably, be profitably placed due to the state of financial markets;

(e)

any order to cease or suspend trading in the securities of the Corporation, or an order to cease or suspend trading by a director, officer or promoter of the Corporation, or any one of them, is issued by any competent regulatory authority;

	(f)	the Corporation is in breach of any material term of this Agreement;

	(g)	the Agents determine that any of the material representations or warranties made by the Corporation in this Agreement are false or have become false;

	(h)	an inquiry or investigation in relation to the Corporation, or the Corporation’s directors, officers or promoters, is commenced or threatened by an officer or official of any competent authority; or

	(i)	the Agents are not satisfied, in their sole discretion acting reasonably, with the results of its due diligence investigation of the Corporation.

12.2	The Agents’ obligations hereunder will terminate if the Closing Date does not occur on or before December 31, 2007, unless otherwise agreed to in writing by the Agents.

12.3	Notwithstanding any termination pursuant to this section 12, the obligations contained in sections 10 and 11 shall survive such termination and continue in full force and effect.

13.	Restriction on Issuances of Shares of Common Stock

13.1	The Corporation covenants that it will not issue or announce the issuance of any shares of common stock or any securities convertible into or exchangeable for or exercisable to acquire shares of common stock without the prior written consent of the Agents, acting reasonably, for a period of 90 days from the Closing Date, other than pursuant to:

(a)

currently outstanding rights or agreements, including without limitation, rights to acquire any right, title or interest to any real property, mining claims, leases or licences, options, warrants and other convertible securities and any rights which have been granted or issued, subject to any necessary regulatory approval; or

(b)

currently outstanding options granted to officers, directors, employees or consultants of the Corporation or any subsidiary thereof pursuant to the Corporation’s stock option plans and the Corporation’s Stock Incentive Plan (collectively, the “Option Plans”); or

	(c)	the Option Plans.

14.		Press Releases

14.1

Subject to compliance with applicable law, any press release hereafter issued by the Corporation and relating to the Private Placement will be provided in advance to the Agents, and the Corporation will use its reasonable best efforts to agree to the form and content thereof with the Agents prior to the release thereof. More particularly, any press release issued by the Corporation concerning the Private Placement shall comply with Rule 135(c) under the 1933 Act and shall include the following legend:

Within the body of each press release:

“The Securities have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.”

15.		General

15.1

Time shall be of the essence of this Agreement and any waiver by the parties of this section or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

15.2		The exhibit and schedules to this Agreement are incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

15.3

Except as provided herein, this Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

15.4	The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

15.5

The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement, shall survive the Closing Date of this Agreement.

15.6

No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

15.7	Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

15.8

The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

15.9	This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

15.10	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

15.11

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

15.12	This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

15.13

This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. For the purposes of this section, a facsimile copy of a counterpart shall be deemed to be an original.

15.14	Any notice to be given hereunder will be in writing and may be given by telecopier or by hand delivery and will be, in the case of the Corporation, addressed and telecopied or delivered to:

Uranium Energy Corp.
9801 Anderson Mill Road, Suite 230
Austen, Texas, USA 78750

Fax: (512) 233-2531

Attention: Amir Adnani

with a copy to:

Lang Michener LLP
1500 Royal Centre, 1055 West Georgia Street
Vancouver, BC V6E 4N7

Fax: (604) 893-2679

Attention: Thomas Deutsch

and in the case of the Agents, be addressed and telecopied or delivered to:

National Bank Financial Inc.
Suite 3300, Park Place
666 Burrard Street
Vancouver BC V6C 2X8

Fax: (604) 682-2132

Attention: Daniel Wilton

with a copy to:

Blake Cassels & Graydon, LLP
Suite 2600, Three Bentall Centre
595 Burrard Street
Vancouver, BC V7X 1L3

Fax: (604) 631-3309

Attention: Bob Wooder

The Corporation and the Agents may change their respective addresses for notice by notice given in the manner referred to above.

[Signature Page Follows]

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying counterparts of this letter and return same to the Agents whereupon this letter as so accepted will constitute an agreement between the Corporation and the Agents enforceable in accordance with its terms.

Yours truly,

NATIONAL BANK FINANCIAL INC.

By:

/signed/
Authorized Signatory

RBC DOMINION SECURITIES INC.

By:

/signed/
Authorized Signatory

CANACCORD CAPITAL CORPORATION

By:

/signed/
Authorized Signatory

The foregoing is accepted and agreed to on the __12th___ day of December, 2007, effective as of the date appearing on the first page of this Agreement.

URANIUM ENERGY CORP.

By:

/s/ ‘Amir Adnani’
Authorized Signatory

SCHEDULE “A”

OPTIONS, WARRANTS AND AGREEMENTS
TO ISSUE SECURITIES

SCHEDULE “B”

LIST OF ALL MATERIAL CONTRACTS AND AGREEMENTS

SCHEDULE “C”

USE OF PROCEEDS

Use of Proceeds

Agents' Fee:	Up to US$405,000
(respecting up to US$6,750,000 raised)

Finder's fee:	Up to US$20,833
(respecting the balance of up to US$1,250,000 raised)

Agents' expenses:	Approximately US$50,000

Goliad Project Expenditures:	Approximately US$3,010,000
(for confirmation, definition and expansion drilling,
permitting and monitor wells, plus those activities as
disclosed at the December 6, 2007 due diligence call)

Other Project expenditures:	Approximately US$1,129,000
(cash expenditures for the Holley, Cebolleta and New River
Projects, and lease and database acquisitions)

General and Administrative:	Approximately US$3,385,800
(capital expenditures and unallocated working capital)

EXHIBIT “1”

AGENTS’ CERTIFICATE

     In connection with the private placement of units (the “Securities”) of Uranium Energy Corp. (the “Corporation”) with U.S. investors (each a “U.S. Private Placee”) pursuant to subscription agreements (the “Subscription Agreements”) and accredited investor certificates (the “U.S. Accredited Investor Certificates”), each of the undersigned, referred to in the agency agreement dated as of December 12, 2007 among the Corporation and the Agents named therein (the “Agency Agreement”), does hereby certify that:

1.

[Name of U.S. broker-dealer affiliate] (the “Placement Agent”) is duly registered as a broker-dealer pursuant to section 15(b) of the 1934 Act (as defined in the Agency Agreement) and is registered as a broker-dealer in all states where the activities conducted by the Placement Agent require such registration, and is a member of, and in good standing with, the National Association of Securities Dealers, Inc. on the date hereof;

2.

all offers and sales of the Securities in the United States or the U.S. Offerees (as defined in the Agency Agreement) have been effected in accordance with all applicable U.S. federal and state broker-dealer requirements;

3.

immediately prior to our transmitting the Subscription Agreement and U.S. Accredited Investor Certificate to such U.S. Offerees, we had reasonable grounds to believe and did believe that each such offeree was a U.S. Accredited Investor and, on the date hereof, we continue to believe that each U.S. Private Placee is a U.S. Accredited Investor;

4.

no form of general solicitation or general advertising (as those terms are used in Regulation D), or any manner involving a public offering within the meaning of section 4(2) of the 1933 Act (as defined in the Agency Agreement) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities to U.S. Offerees;

5.

prior to any sale of the Securities in the United States or the U.S. Offerees, we caused each U.S. Private Placee to complete and sign and deliver a Subscription Agreement and U.S. Accredited Investor Certificate;

6.

all U.S. Private Placees have been informed that the Securities have not been registered under the 1933 Act or applicable securities laws for any state of the United States and the Securities are being offered and sold to such purchasers in reliance on an exemption from the registration requirements of the 1933 Act for non-public offerings and such other applicable exemptions from state securities laws.

7.	the Private Placement was otherwise conducted in compliance with the Agency Agreement; and

8.

the officers signing this certificate are the duly appointed, qualified and acting officers of their respective corporation and have performed all investigations, examined all records and documents and made all inquiries reasonably necessary or appropriate to obtain sufficient actual knowledge to support the statements made in the certificate.

     Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

     DATED this ____ day of December, 2007.

[AGENT]		[U.S. BROKER-DEALER AFFILIATE]

By:		By:
	Authorized Signatory		Authorized Signatory